                                                                   EXHIBIT 10.15




                              EMPLOYMENT AGREEMENT


         This Employment Agreement is entered into by and between IL FORNAIO (AMERICA) CORPORATION, a California corporation (the "Company"), and MICHAEL HISLOP (the "Executive").

         WHEREAS, the Company desires to employ the Executive and the Executive desires to accept employment with the Company on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and agreements of the parties contained in this document, the Company and the Executive agree as follows:

                  1. Employment and Duties. The Executive shall serve as President and Chief Operating Officer of the Company. The duties and responsibilities of the Executive shall include the duties and responsibilities for the Executive's corporate offices and positions as set forth in the Company's bylaws from time to time in effect and such other duties and responsibilities as the board of directors of the Company (the "Board of Directors") may from time to time assign to the Executive, in all cases to be consistent with the Executive's corporate offices and positions. The Executive shall be responsible for all day-to-day aspects of the Company, including finance, operations, legal, marketing and real estate and development, and shall report to the Chairman of the Board. At the first meeting of the Board of Directors after the commencement of the Executive's employment with the Company, the Executive shall be nominated to serve as a director of the Company, and, if elected, the Executive shall serve in such capacity without additional compensation.

                  2. Employment Period.

                           (a) Basic Rule. The Executive's employment under this
Agreement shall commence as of July 10, 1995 (the "Effective Date"), and shall continue until terminated by either party at any time, with or without notice, and for any or no reason. The parties agree and acknowledge that this Agreement is an "at will" agreement and that no implied covenant or standard of practice will cause this Agreement to have any minimum period of employment.

                  3. Place of Employment. The Executive's services shall be performed at the Company's principal executive offices in San Francisco, California. The parties acknowledge, however, that the Executive may be required to travel in connection with the performance of his duties hereunder.

                  4. Base Salary. For all services to be rendered by the Executive pursuant to this Agreement, the Company agrees to pay the Executive during the Employment Period a base salary (the "Base Salary") at an annual rate of $300,000. The Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices. The Company agrees to review the Base Salary at least annually as of the payroll payment date nearest each anniversary of the Effective Date (beginning in 1996) and to make such increases therein as the Board of Directors may, in its sole discretion, approve.

                  5. Bonus. Beginning with the Company's current fiscal year and for each fiscal year thereafter during the Employment Period, the Executive shall be eligible to receive an annual bonus (the "Bonus") of up to 35% of the Executive's Base Salary for such fiscal year based upon certain financial criteria to be agreed upon by the Executive and the Board of Directors, including revenue and profitability targets and other organizational milestones. The financial criteria for the Company's fiscal year ending December 31, 1995, has already been established. Any Bonus payable hereunder shall be payable in accordance with the Company's normal practices and policies and shall be determined on the basis of the Company's audited financial statements.

                  6. Stock.

                           (a) Stock Option. Effective as of the Effective Date,
the Company shall grant the Executive an option or options (the "Option") to purchase 460,000 shares of the Company's common stock (the "Option Shares") at $4.50 per share. The Option shall vest as described in paragraph 6(b) below and shall be subject to such other terms and conditions as are described in paragraph 6(c) below. It is the intention of the parties, and the Company shall use its best efforts, to have the Option qualify, to the maximum extent permitted under the Internal Revenue Code (the "Code"), as an "incentive stock option" within the meaning of Section 422 of the Code.

                           (b) Vesting. 92,000 of the Option Shares shall be
vested and exercisable immediately as of the Effective Date. Except as otherwise provided herein, the remaining 368,000 of the Option Shares shall vest cumulatively over a period of four (4) years based upon the Executive's continued employment with the Company, with 92,000 of the Option Shares vesting on the first, second, third and fourth anniversaries, respectively, of the Effective Date. In addition, in the event of a Change in Control (as defined in paragraph 12(b) below), the unvested portion of the Option shall automatically accelerate and the Executive shall have the right to exercise all or any portion of such Option, in addition to any portion of the Option exercisable prior to such event.

                           (c) Stock/Option Provisions. The Option shall be
governed by the Company's 1992 Stock Option Plan (the "Stock Plan") and, except as expressly provided otherwise in this paragraph 6, shall be subject to the terms and conditions of the Stock Plan and applicable form of option agreement; provided, however, that the Company's Board of Directors may, in its discretion, award the Option outside of the Stock Plan, and such Option or Stock Purchase shall include such other terms as the Board of Directors may specify that are not inconsistent with the terms hereof.

                           (d) Future Option Grants. The Executive may also
participate in the Company's existing stock option program for its "key" management team. Under this program key executives are granted options that vest over a five (5)-year period. These options are designed to generate a value at the end of the five (5)-period that equals the initial year's base salary. The program assumes that the Company's earnings grow at a rate of twenty-five percent (25%) per year during the five (5)-year period. Options awarded under this program are within the sole discretion of and are subject to the approval of the Board of Directors.

                  7. Expenses. The Executive shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by the Executive during the Employment Period (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of his duties and responsibilities under this Agreement; provided, that the Executive shall properly account for such expenses in accordance with Company policies and procedures.

                  8. Other Benefits. The Executive shall be entitled to receive executive perquisites and to participate in employee benefit plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. In addition, the Executive shall receive car allowance of $750.00 per month, as well as a car phone.

                  9. Vacations and Holidays. The Executive shall be entitled to paid vacation and Company holidays in accordance with the Company's policies in effect from time to time for its senior executive officers.

                  10. Other Activities. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company and its subsidiaries and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays and sickness. However, the Executive may devote a reasonable amount of his time to civic, community, or charitable activities and, with the prior written approval of the Board of Directors, to serve as a director of other corporations and to other types of business or public activities not expressly mentioned in this paragraph.

                  11. Termination Benefits. In the event the Executive's employment is involuntarily terminated by the Company for any reason other than death, Disability or Cause, or in the event the Executive voluntarily terminates his employment within 30 days of a Change in Control, then the Executive shall be entitled to receive, in lieu of any severance benefits to which the Executive may otherwise be entitled under any Company severance plan or program, a cash severance in an aggregate amount equal to one hundred percent (100%) of the Executive's Base Salary at the time of such termination. Any severance payment to which the Executive is entitled pursuant to this paragraph shall be paid in a lump sum within twenty (20) days of the Executive's termination. In addition, for a period of twelve (12) months after any termination under this paragraph 11, the Company shall be obligated to continue to make available to the Executive and his dependents and to pay for all health and medical insurance benefits existing on the date of the Executive's termination. In the event the Executive's employment terminates by reason of the Executive's death, Disability, Cause Employee's voluntary resignation, or for any reason other than as described in paragraph 11 above, then the Executive shall not be entitled to any benefits under this Agreement and shall not be entitled to receive severance and any other benefits except to the extent they may then be expressly required under the Company's then existing severance and benefit plans and policies at the time of such termination. The Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner).

                  12. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

                           (a) Cause. "Cause" shall mean (i) financial
dishonesty, including without limitation, misappropriation of funds or property of the Company or any attempt by the Executive to secure any personal profit related to the business and business opportunities of the Company without the informed approval of the Company's Board of Directors; (ii) willful neglect of duty, including without limitation, failure of the Executive to devote all of his working hours to the service of the Company or failure to follow the directions of the Board of Directors of the Company; and (iii) willful violation of Section 15 hereof.

                           (b) Change of Control. A "Change of Control" of the
Company shall be deemed to have occurred if (i) the Company sells or otherwise disposes of all or substantially all of its assets; (ii) there is a merger or consolidation of the Company with any other corporation or corporations, provided that the shareholders of the Company, as a group, do not hold, immediately after such event, at least fifty percent (50%) of the surviving or successor corporation, or (iii) any person or entity, including any "person" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), acquires as the "beneficial owner" (as defined in the Exchange Act) after the date of this Agreement, more than fifty percent (50%) of the combined voting power of the voting securities of the Company.

                           (c) Disability. "Disability" shall mean that the
Executive has been unable to perform his duties under this Agreement as a result of his incapacity due to physical or mental illness for at least 13 weeks after its commencement.

                  13. Indemnification. The Company agrees to indemnify the Executive to the fullest extent permitted by law. The Board of Directors shall take all actions reasonably requested by the Executive to implement this paragraph 13, including all actions necessary under state law to effect such indemnification of the Executive.

                  14. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in San Francisco, California, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by both parties within ten (10) days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such ten (10)-day period, each party shall select an arbitrator and inform the other party in writing of such arbitrator's name and address within five (5) days after the end of such ten
(10)-day period and the two arbitrators so selected shall select a third arbitrator within fifteen (15) days thereafter; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party shall be the sole arbitrator of the dispute. Each party shall pay its own expenses associated with such arbitration, including the expense of any arbitrator selected by such party and the Company will pay the expenses of the jointly selected arbitrator. The decision of the arbitrator or a majority of the panel of arbitrators shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereover. Punitive damages shall not be awarded.

                  15. Competitive Practices; Proprietary Information.

                           (a) For as long as the Executive is an employee of
the Company, or of any corporation which controls, is controlled by or is under common control with, the Company, he will not (except with the prior written consent, given in its discretion, of the Company's Board of Directors) participate or have any interest, directly or indirectly, in any person, firm, corporation or business (either financially or as a shareholder, creditor, employee, director, officer, partner, consultant, or in any capacity which calls for the rendering of personal services, advice or acts of management, operation or control) which carries on a business similar to or competitive with the business of the Company as heretofore conducted or as it may be conducted during the term of employment and shall not otherwise engage, directly or indirectly, in any activity competitive with or adverse to the business of the Company. It is understood and agreed that nothing in this Section 15 shall prevent the Executive from owning 1% or less of the outstanding shares of any corporation listed on a national securities exchange or registered under the Securities Exchange Act of 1934.

                           (b) The Executive acknowledges that during the term
of employment he will have access to and receive full knowledge of the Company's affairs, trade secrets, customers, potential customers, recipes, formulae, processes, financial information, marketing strategies and other proprietary information of the Company. The Executive shall not disclose any of such proprietary information, either directly or indirectly, or use any of it in any way, either during the term of employment under this Agreement or at any time thereafter, except as is necessary in the course of performing and discharging his services and duties hereunder. The Executive also acknowledges that all files, records, documents, drawings, specifications, equipment and similar items relating to the business of the Company, whether prepared by the Executive or otherwise coming into his possession, are the exclusive property of the Company and shall be returned to it promptly upon termination of his term of employment or upon the earlier request of the Company.

                           (c) The Executive acknowledges that all of his right,
title and interest in any trade secrets, recipes, formulae, processes, concepts, inventions, discoveries, marketing strategies or other ideas that are discovered, conceived or developed by the Executive during the term of employment shall belong exclusively to the Company; and the Executive shall take any and all action requested by the Company to prove, patent, support and otherwise protect the right, title and interest of the Company in such trade secrets, recipes, etc.

                           (d) The Executive acknowledges that compliance with
this Section 15 is necessary for the protection of the goodwill and other proprietary interests of the Company. The Executive acknowledges that in the event of a breach of such covenants, neither the Company nor any successor would have an adequate remedy at law and agrees that the Company and any successor shall be entitled to injunctive relief in addition to any other remedies which may be available to it.

                           (e) If any provision of this Section 15 is held by a
court of competent jurisdiction to be invalid, void or unenforceable as to a particular application, then such provision shall be deemed modified to exclude such application, and such provision in all other applications, and all other provisions of this Section 15, shall continue in full force and effect without being modified, impaired or invalidated in any way. It is the intent and agreement of the Company and the Executive that this Section 15 be given the maximum force, effect and application (not, however, exceeding its express terms) permissible under applicable law.

                  16. Assignment. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and the Executive shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the Company may assign this Agreement, provided, that such assignment will not relieve the Company of its obligations hereunder. If the Executive should die while any amounts are still payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

                  17. Notices. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:
                                        ---------------------------------
                                        ---------------------------------
                                        ---------------------------------
                                        ---------------------------------
                                        ---------------------------------



         If to the Company:             Il Fornaio (America) Corporation
                                        1000 Sansome Street, Suite 200
                                        San Francisco, California 94111
                                        Telephone:  (415) 986-1505
                                        Telefax:  (415) 956-2879

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three (3) days after they have been mailed as provided above.

                  18. Integration. This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

                  19. Waiver. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

                  20. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  21. Headings. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

                  22. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of California.

                  23. Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                        IL FORNAIO (AMERICA) CORPORATION,
                                        a California corporation



                                        By: /s/ Laurence B. Mindel
                                            -----------------------------
                                            Laurence B. Mindel
                                            Chairman of the Board


                                        EXECUTIVE:



                                        /s/ Michael Hislop
                                        ---------------------------------
                                        Michael Hislop